UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 7, 2003

                  Date of Earliest Event Reported: July 7, 2003


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

              VIRGINIA                                    54-1387365
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: (757) 321-5000






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Item 9. Regulation FD Disclosure

Dollar Tree Stores, Inc. has released a business update for the second quarter of fiscal 2003, which is available via a recorded telephone announcement beginning today, July 7 after 5:00 PM EDT through Friday, July 11. The recorded announcement may be accessed by calling (757) 321-5TRE.

The text of that recorded announcement is included below:

     Thank you for calling the Dollar Tree business update hotline. This is Eric Coble, Chief Financial Officer.

     The information on this call about our future expectations, plans and prospects constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including national and international events, consumer spending, and others described in our recent Annual Report, Current Report, and Quarterly Report on file with the SEC. This information is current only as of the date presented, and we will not update this information until our official quarterly sales release scheduled for Thursday, August 7, before market open.

     Our guidance for the fiscal second quarter, which runs from May 4 through August 2, was for total sales to be in the range of $575 to $590 million. Through July 4, the Company's sales are above plan. In addition to above-plan sales performance at Dollar Tree thus far, our acquisition of Greenbacks, a Salt Lake City-based dollar store chain, closed on June 29, 2003. As a result, Greenbacks' sales and earnings have been added to our results beginning June 30. We are raising our second-quarter sales guidance to a range of $600 to $615 million, which includes about $10 million of sales from Greenbacks. The midpoint of our new sales range represents a comparable store sales increase in the low single digits.

     Greenbacks' lower gross margins will decrease our reported gross margin, until we transition their stores to Dollar Tree's merchandise assortment, which we expect to take place over the next 12-18 months. In addition to that impact, higher sales in May and June were driven by lower-margin consumable product. And, as a reminder, gross margin will decrease by approximately $1 million per quarter from non-cash, synthetic-lease related expenses. Therefore, we expect our second-quarter gross margin to be about 50 basis points lower than last year's 35.7%. We still believe our gross margin for the year, with Greenbacks, will be approximately 36%.

     We also continue to plan sales and earnings growth this fiscal year to increase at least 15% compared to last fiscal year, with Greenbacks adding an additional 2-3 cents of EPS over and above that.



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     As of June 30, 2003, including Greenbacks, we operated 2,447 stores in 47 states, compared to 2,105 stores in 37 states at June 30, 2002.

     This hotline will next be updated on Tuesday, October 7.

The information contained in this item is being furnished to the Securities and Exchange Commission pursuant to the Commission's Regulation FD. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This document contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments and results, including our anticipated sales and the effect of the war in Iraq. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections in our Annual Report on Form 10-K filed March 28, 2003, as well as the risk factors appearing on pages 3-4 of the Annual Report. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: July 7, 2003

                                    DOLLAR TREE STORES, INC.


                                    By:     /s/ Frederick C. Coble
                                            --------------------------------
                                            Frederick C. Coble
                                            Chief Financial Officer


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